SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

               Date of Report (date of earliest event reported):
                               November 15, 2007

                           AIR INDUSTRIES GROUP, INC.
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             (Exact Name of Registrant as Specified in its Charter)

Delaware                        000-29245                           20-4458244
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State of                        Commission                         IRS Employer
Incorporation                   File Number                         I.D. Number

                 1479 North Clinton Avenue, Bay Shore, NY 11706
                     Address of principal executive offices

                  Registrant's telephone number: (631) 968-5000

          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.  Entry into a Material Definitive Agreement.

On November 15, 2007, Air Industries Group, Inc.("AIR") entered into a Stock Purchase Agreement (the "Purchase Agreement") with the shareholders (the "Shareholders") of Blair Industries, Inc., a New York corporation, Blair Accumulators, Inc., a New York corporation, H.S.M. Machine Works, Inc., a New York corporation, and H.S.M. Machine Works, Inc., a North Carolina corporation (collectively, the "Companies"). Pursuant to the Purchase Agreement, on the Closing Date, subject to the satisfaction of various terms and conditions, AIR will acquire from the Shareholders all of the issued and outstanding capital stock of the Companies.

The closing of the Purchase Agreement (the "Closing") is scheduled to occur in January 2008 or on such other date as AIR and the Shareholders may agree (the "Closing Date"). The purchase price for all of the shares is $16,358,000, subject to adjustment based upon the Net Asset Value of the Companies as of the date of closing. The purchase price is payable in a combination of cash, promissory notes (the "Notes") and shares of AIR's preferred stock (the "Purchase Price Shares").

The Notes shall have a term of five years commencing on the Closing Date, accrue interest at rates of four percent (4%) per annum, as to Notes in the initial principal amount of $1,358,000, and eight percent (8%) per annum, as to Notes in the initial principal amount of $5,000,000, and contain other customary terms and conditions. The Purchase Price Shares to be issued to the Shareholders shall have a liquidation value of $1,000,000 and shall be convertible into shares of our common stock.

The closing is subject to certain conditions including, but limited to, AIR's ability to secure not less than $12 million in debt or equity financing. The Company has agreed to pay the Shareholders a break-up fee of $150,000 under certain circumstances.

Concurrent with the Closing, AIR will enter into employment agreements with one of the Shareholders and a key employee of one of the Companies. The Employment Agreements provide for annual base salaries aggregating initially to $400,000, together with certain bonuses based upon performance and customary increases. The employment agreements will contain customary terms and provisions relating to severance, benefits and vacation. One of the employment agreements will have an initial term of five (5) years and the other employment agreement will have an initial term of three (3) years.

The foregoing summary is subject to, and qualified in its entirety by, the terms of the Stock Purchase Agreement, attached hereto as Exhibit 10.1. The terms of the Stock Purchase Agreement are incorporated herein by reference. A copy of the press release announcing the execution of the Stock Purchase Agreement is attached as Exhibit 99.1.

EXHIBITS

10.1 Stock Purchase Agreement, dated as of November 15, 2007, by and among Air Industries Group, Inc. and the shareholders of Blair Industries, Inc., Blair Accumulators, Inc., H.S.M. Machine Works, Inc., and H.S.M. Machine Works, Inc.

99.1 Press Release, dated November 19, 2007, of Air Industries Group, Inc. announcing the execution of the Stock Purchase Agreement.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 19, 2007

                                       AIR INDUSTRIES GROUP, INC.

                                       By: /s/ Peter D. Rettaliata
                                           -------------------------------------
                                           Peter D. Rettaliata
                                           President and Chief Executive Officer

EXHIBIT INDEX

10.1 Stock Purchase Agreement, dated as of November 15, 2007, by and among Air Industries Group, Inc. and the shareholders of Blair Industries, Inc., Blair Accumulators, Inc., H.S.M. Machine Works, Inc., and H.S.M. Machine Works, Inc.

99.1 Press Release, dated November 19, 2007, of Air Industries Group, Inc. announcing the execution of the Stock Purchase Agreement.